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                                                                   Exhibit 10.30



                              HEALTHGATE DATA CORP.

                           WARRANT PURCHASE AGREEMENT






                                  June 11, 1999








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                           WARRANT PURCHASE AGREEMENT


     This Warrant Purchase Agreement (this "Agreement"), is made as of June 11, 1999 by and between HealthGate Data Corp., Inc., a Delaware corporation (the "COMPANY") and General Electric Company, a New York Corporation or one or more of its affiliates (the "Purchaser").

                                    RECITALS

     WHEREAS, the Purchaser and the Company are contemporaneously entering into a Distribution Agreement of even date herewith (the "DISTRIBUTION AGREEMENT"); and

     WHEREAS, as a material condition to the Purchaser's willingness to enter into the Distribution Agreement, the Company has agreed to issue to the Purchaser a warrant to purchase shares of capital stock of the Company, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1    ISSUANCE OF WARRANT. Subject to the terms and conditions hereof, on the date of the execution of this Agreement or such later date as the conditions to closing herein are satisfied (the "Closing"), the Company shall issue to the Purchaser, and the Purchaser shall accept from the Company, the Warrant in the form attached as EXHIBIT A hereto.

     2.   DELIVERIES TO BE MADE AT THE CLOSING.

          2.1. AGREEMENTS TO BE EXECUTED. The following documents shall be executed prior to or simultaneously with the Closing:

               (i) DISTRIBUTION AGREEMENT. The Company and the Purchaser will have entered into a Distribution Agreement, in substantially the form set forth in EXHIBIT B attached hereto (the "DISTRIBUTION AGREEMENT"), and the Distribution Agreement will be in full force and effect as of the Closing.

               (ii) REGISTRATION AGREEMENT. The Company and the Purchaser will have entered into a Registration Agreement in substantially the form set forth in Exhibit C attached hereto (the "REGISTRATION AGREEMENT") and the Registration Agreement will be in full force and effect as of the Closing and the Company shall have obtained any requisite consents, agreements or waivers from the stockholders of the Company on or prior to the Closing.

               (iii) STOCKHOLDERS AGREEMENT. The Company and the other parties to the Amended and Restated Stockholders Agreement dated April 7, 1999 shall have executed and delivered an amendment to the Stockholders Agreement adding Purchaser to such agreement, including tag-along rights for Purchaser equivalent to those granted to GE Capital therein with


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     respect to the Common Stock and extending such rights for a term ending upon the consummation of an IPO or the expiration of the 5 year term hereof (the "STOCKHOLDERS AGREEMENT").

               (iv) LOCK-UP AGREEMENT. The Purchaser shall have executed and delivered to the Company a Lock-up Agreement in substantially the form attached hereto as Exhibit D.

          2.2 CLOSING DOCUMENTS. The Company will deliver, or cause to be delivered, to the Purchaser all of the following documents:

               (i) the opinion of Rich, May, Bilodeau & Flaherty, P.C., counsel for the Company, which shall be in the form set forth in EXHIBIT E attached hereto and which will be addressed to the Purchaser and dated the date of the Closing;

               (ii) certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby, the issuance and sale of the Warrant, the reservation for issuance of 300,000 shares of Common Stock for issuance upon exercise of the Warrant, and all other transactions contemplated by this Agreement;

               (iii) certified copies of the Certificate of Incorporation and the Company's bylaws, each as in effect as of the Closing; and

               (iv) such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

     3. COVENANTS. The rights of the Purchaser under Article 3 (other than Sections 3.1(vii), 3.4, 3.5, 3.6 and 3.8) shall terminate at the earlier of such time as the Company consummates an IPO or the Warrant is exercised in full or terminated.

          3.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will, upon the written request of the Purchaser, deliver to the Purchaser (so long as the Purchaser holds any portion of the Warrant and this covenant is in effect, except the Company shall have no such obligation while its Registration Statement on Form S-1 (No. 333-76899) is on file with the SEC and has not been abandoned or withdrawn) and to each transferee of the Purchaser who has acquired and holds the Warrant

               (i) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, (a) unaudited consolidated statements of income and cash flows and changes in consolidated financial position of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such monthly period and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the annual budget


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          and to the corresponding period in the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and (b) a management summary of the month's events including new business development, material legal matters, bookings, backlogs, staffing levels, and sales projections;

               (ii) accompanying the statements referred to in subparagraph (i), an Officer's Certificate stating that there is no Event of Noncompliance in existence and that there has occurred no event of default under any other material agreement to which the Company or any of its Subsidiaries is a party or, if any Event of Noncompliance or any such event of default exists, specifying the nature and period of existence thereof, and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (iii) as soon as practicable and in any event within 90 days after the end of each fiscal year, audited consolidated statements of income and cash flows and changes in financial position of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an audit opinion by a Big Five public accounting firm selected by the Company;

               (iv) promptly upon receipt thereof, a copy of the annual management letter of the Company's independent accountants to the Company's board of directors and any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (v) at least 30 days prior to the end of each fiscal year, an annual operating budget prepared on a monthly basis for the Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated statements of income, changes in financial position and balance sheets) and an annual budget for capital expenditures of the Company and its Subsidiaries, which budgets shall be approved by the Company's board of directors, and promptly upon preparation thereof any other significant budgets which the Company prepares, and any revisions of such annual or other budgets;

               (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of any Event of Noncompliance, any event of default under any material agreement to which it or any of its Subsidiaries is a party, or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation against the Company or


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          any Subsidiary which, if determined adversely, would have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

               (vii) promptly upon transmission thereof, copies of the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Annual Reports to Stockholders filed with the Securities and Exchange Commission; and

               (viii) with reasonable promptness, such other information and financial data concerning the Company as any Person entitled to receive materials under this Section 3.1 may reasonably request.

Except as otherwise required by law or judicial order or decree or by any governmental regulatory agency or authority, the Purchaser and each Person receiving information regarding the Company pursuant to Sections 3.1 or 3.2 will use commercially reasonable efforts to maintain the confidentiality of all nonpublic information obtained by it hereunder which the Company has reasonably designated as proprietary or confidential in nature; provided that each such Person may disclose any financial information regarding the Company and its Subsidiaries in connection with the transfer of the Warrant or Underlying Common Stock if such Person's transferee agrees in writing to be bound by the provisions hereof. As a condition to disclosure of such information to any Person other than the Purchaser, the Company may request receipt of written confirmation by such Person that such Person will abide by the foregoing confidentiality provisions.

          3.2 INSPECTION OF PROPERTY. The Company will permit any representatives designated by any Person (so long as the Purchaser holds any portion of the Warrant and this covenant is in effect, except the Company shall have no such obligation while its Registration Statement on Form S-1 (No. 333-76899) is on file with the SEC and has not been abandoned or withdrawn) upon reasonable notice and during normal business hours, to (i) visit and inspect any of the properties of the Company, (ii) examine the corporate and financial records of the Company and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of the Company and its Subsidiaries with the directors, officers, key employees and independent accountants of the Company, in each case subject to the confidentiality provisions of the last subsection of Section 3.1 and provided that such visits, inspections, examinations and discussions will be at the Purchaser's expense and will not unreasonably interfere with the Company's normal business operations and that the Company will not be required to disclose hereunder any technical proprietary information relating to its business.

          3.3 AFFIRMATIVE COVENANTS. The Company will, and will cause each Subsidiary to:

          (i) at all times cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;


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          (ii) maintain and keep its properties in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times, except where the failure to so comply would not have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole;

          (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same become delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, to the extent to which the failure to so pay or discharge might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (iv) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

          (v) comply with all applicable laws, rules, regulations and orders of all domestic and foreign governmental authorities, including, without limitation, the Foreign Corrupt Practices Act, the violation of which might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole;

          (vi) apply for and use its best efforts to continue in force with responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for corporations of similar size engaged in similar lines of business and, without limiting the foregoing, maintain "key man" life insurance covering William S. Reece (so long as such individual is an employee of the Company) and naming the Company as beneficiary in the amount of $1,000,000 for each such policy, the proceeds of which will be available for general corporate purposes of the Company; and

          (vii) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements


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     for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

          3.4 COMPLIANCE WITH AGREEMENTS. The Company will use its best efforts to perform and observe (i) all of its obligations to the Warrant Holders and all of its obligations to each holder of the Underlying Common Stock including those under the Stockholders Agreement and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

          3.5 CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

          3.6 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, 300,000 shares of Common Stock. All shares of Common Stock which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company will take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of stock may be listed (except for official notice of issuance which will be promptly transmitted by the Company upon issuance).

          3.7 PROPRIETARY RIGHTS. The Company will, and will cause each Subsidiary to, use its best efforts to possess and maintain all material Proprietary Rights which the Company deems necessary to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license or right for, all material Proprietary Rights used by the Company or any Subsidiary in the conduct of their respective businesses.

          3.8 PUBLIC DISCLOSURES. The Company will not, nor will it permit any Subsidiary to, disclose the Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will use reasonable efforts to give written notice to the Purchaser describing in reasonable detail the proposed content of such disclosure and will permit the Purchaser to review and comment upon the form and substance of such disclosure. Notwithstanding the foregoing, the Company may describe its strategic affiliation with the


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Purchaser and GE Medical Systems in the Company's filings with the SEC provided that it obtains the Purchaser's or GE Medical Systems prior review (which shall be provided promptly) and written consent, which consent shall not be unreasonably withheld.

          3.9 CONTENT RESTRICTIONS. Neither the Company nor any of its Subsidiaries will host, display, provide or aggregate non-healthcare information on its proprietary and customer websites that might be considered pornographic, lewd or obscene in nature. The Purchaser acknowledges that future issues of "Healthy Sexuality" which are consistent with the format, content and tone of issues prior to the date of this Agreement shall not constitute a breach of this
Section 3.9.

          3.10 ERISA. Neither the Company nor any Subsidiary shall incur any material liability with respect to retiree medical or death benefits or unfunded benefits payable after termination of employment. All employee benefit plans and arrangements maintained or contributed to by the Company, any Subsidiary or any ERISA Affiliate shall be maintained in compliance in all material respects with all applicable law, including any reporting requirements. With respect to any plan maintained by or contributed to by the Company or any Subsidiary, neither the Company nor any Subsidiary will fail to make any contribution due from it under the terms of such plan or as required by law. An "ERISA Affiliate" for purposes of this Section is any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in
Section 414(b) or (c) of the Code.

          3.11 BEST EFFORTS. The Company will take or cause to be taken all actions and make or cause to be made all filings necessary or appropriate in connection with the consummation of the transactions contemplated by this agreement and the performance of the Company's obligations hereunder.


     4.   TRANSFER OF RESTRICTED SECURITIES.

          (i) Restricted Securities are transferable pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 of the Securities and Exchange Commission (or any similar rule then in force) if such rule is available, (c) to any Affiliate of the Purchaser and (d) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer;

          (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in Section 4(i)(a), (b) or (c) above), the holder thereto will deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters (an "Approved Counsel") to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of an Approved Counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, the Company


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     will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.3. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section and Section 7.3.

     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Purchaser to enter into this Agreement and purchase the Warrant, the Company hereby represents and warrants to Purchaser as of the date of this Agreement (unless made as of a specific date) that:

          5.1 ORGANIZATION AND CORPORATE POWER. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and is duly qualified to do business in every jurisdiction in which its ownership of property or its conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws, which have been furnished to the Purchaser's counsel, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

          5.2 CAPITAL STOCK AND RELATED MATTERS. As of the Closing and immediately thereafter, the authorized capital stock of the Company will consist of (i) 1,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred"), 1,000 of which are issued and outstanding, (ii) 1,000 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred"), 1,000 of which are issued and outstanding, (iii) 1,000 shares of the Series C Convertible Preferred Stock, $.01 par value (the "Series C Preferred"), 1,000 of which are issued and outstanding, (iv) 1,667 shares of the Series D Convertible Preferred Stock, $.0l par value (the "Series D Preferred"), 1,667 of which are issued and outstanding, (v) 829,962 shares of Series E Preferred, 720,757 of which are issued and outstanding and (vi) 20,000,000 shares of Common Stock, of which 1,146,895 shares are issued and outstanding, 304,950 shares have been reserved for issuance upon conversion of the Series A Preferred and 399,400 shares have been reserved for issuance upon conversion of the Series B Preferred and 138,650 shares have been reserved for issuance upon conversion of the Series C Preferred and 335,100 shares have been reserved for issuance upon conversion of the Series D Preferred and 720,757 shares have been reserved for issuance upon conversion of the Series E Preferred and 300,000 shares have been reserved for the issuance by all necessary corporate action upon exercise of the Warrant. The 300,000 shares of Common Stock reserved for issuance upon exercise of the Warrant will represent, as of the Closing, in excess of 7.19% of the Company's Common Stock and options on a Fully-Diluted Basis, as set forth in EXHIBIT F hereto. As of the Closing, neither the Company nor any Subsidiary will have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its


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capital stock, except for the Series A Preferred, the Series B Preferred, the
Series C Preferred, the Series D Preferred, and the Series E Preferred and except for this Warrant and any options, rights or warrants to purchase shares, of capital stock of the Company issued to members of the board of directors, employees, consultants and advisors of the Company, and GE Capital Equity Investments, Inc. as more fully set forth on SCHEDULE 5.2 attached hereto. As of the Closing, neither the Company nor any Subsidiary will be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock, except pursuant to the Certificate of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock will be validly issued, fully paid and nonassessable.

          5.3 SUBSIDIARIES. Except as set forth on SCHEDULE 5.3 attached hereto, the Company does not own or hold any rights to acquire any shares of stock or any other security or interest in any other Person.

          5.4 AUTHORIZATION: NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement and the Stockholders Agreement and all other agreements contemplated hereby and thereby, the transactions contemplated hereby and thereby have been duly authorized by the Company and are within the corporate power and authority of the Company. As of the date of their execution and delivery by the Company, this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby will be duly executed and delivered by the Company and each will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms; except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby and thereby, the offering, sale and issuance of the Warrant hereunder, the issuance of the Common Stock upon exercise of the Warrant do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Certificate of Incorporation or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject.

          5.5 FINANCIAL STATEMENTS; BOOKS AND RECORDS. The audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and 1997 and the related audited consolidated statements of income and cash flows for each of the years ended December 31, 1998, 1997 and 1996 have been previously delivered to Purchaser. Such financial statements (including the notes thereto, if any) were prepared in accordance with GAAP, are accurate and complete in all material respects, are in accordance with the books and records of the Company. All the books, records and accounts of the Company and its Subsidiaries are in all material respects true and complete, are maintained in accordance with good business practice and


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all laws applicable to its business, and accurately present and reflect in all material respects all of the transactions therein described. The Company has previously delivered to the Purchaser true, correct and complete texts of all of the minutes relating to meetings of the stockholders, board of directors and committees of the board of directors of the Company and each Subsidiary since their respective dates of incorporation.

          5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any of its Subsidiaries has any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, other than:
(i) liabilities set forth on the Latest Balance Sheet (including the notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) or in connection with the transactions described in this Agreement and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement.

          5.7 NO MATERIAL ADVERSE CHANGE. Since January 1, 1999, there has been no material adverse change in the Company's business, assets, financial condition, results of operations, prospects, employee relations, customer relations or otherwise.

          5.8  ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on Schedule
5.8 hereto, the representations and warranties set forth in Section 6.8 of the Stock Purchase Agreement dated as of April 5, 1999 between the Company, GE Capital Equity Investments, Inc. and Blackwell Science, Ltd. (the "April Stock Purchase Agreement") remain true complete and correct in all material respects.

          5.9 ASSETS. The Company and each Subsidiary have good and marketable title to, or a valid and subsisting leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except as disclosed on the Latest Balance Sheet (including the notes thereto). The Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business.

          5.10 TAX MATTERS. The Company and each Subsidiary have filed or caused to be filed all tax returns which they are required to file; all such returns are true and correct in all material respects; the Company and each Subsidiary have paid all taxes owed by them or which they are obligated to withhold from amounts owing to any employee, creditor or third party; neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; and there are no material unresolved questions or claims concerning the Company's or any Subsidiary's tax liability. The Company and its Subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate, for all federal income tax liabilities and state


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income tax liabilities applicable to the Company or any of its Subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities. For the purpose of this Agreement, "tax" or "taxes" means any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding, value added, estimated, alternative or add on minimum tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental authority.

          5.11 CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 5.11 hereto, the representations and warranties set forth in Section 6.11 of the April Stock Purchase Agreement remain true complete and correct in all material respects.

          5.12 PROPRIETARY RIGHTS. The Company and its Subsidiaries possess all material Proprietary Rights necessary to the present and contemplated conduct of their respective businesses and (i) the Company and its Subsidiaries own all right, title, and interest in and to all of such Proprietary Rights, (ii) there have been no claims made against the Company or any Subsidiary for the assertion of the invalidity, abuse, misuse, or unenforceability of any of such rights, and there are, to the best of the Company's knowledge, no grounds for the same,
(iii) neither the Company nor any Subsidiary has received a notice of conflict with the asserted rights of others within the last five years, and (iv) the conduct of the Company's and each Subsidiary's business has not, to the best of the Company's knowledge, infringed any such rights of others. Each employee or consultant of the Company or any Subsidiary is a party to a confidentiality agreement relating to the business of the Company and its Subsidiaries. Each technical employee or consultant of the Company or any Subsidiary, excluding consultants hired for intellectual property expertise in a particular topic distinct from the Company's business, is a party to an invention assignment agreement relating to the business of the Company and its Subsidiaries.

          5.13 LITIGATION, ETC. Except as set forth in SCHEDULE 5.13, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit); and, to the best of the Company's knowledge, there is no basis for any of the foregoing. Neither the Company nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree or award.

          5.14 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary; provided, however, that this representation excludes any claim arising out of or due to any action of the Purchaser. The Company will pay, and hold the Purchaser harmless against, any liability, loss or expense

(including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          5.15 GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the valid execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

          5.16 INSURANCE. The representations and warranties set forth in
Section 6.16 of the April Stock Purchase Agreement remain true complete and correct in all material respects.

          5.17 EMPLOYEES AND ERISA.

          (i) The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary, the Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it or any Subsidiary has any material labor relations problems.

          (ii) Neither the Company, its Subsidiaries nor any of their respective employees is a party to any consulting or employment agreements containing any non-compete or confidentiality provisions relating to the present or proposed business activities of the Company and its Subsidiaries;

          (iii) Neither the Company nor any Subsidiary presently maintains or contributes to, or ever has maintained or contributed to, any "employee benefit plan," as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to which the Company is required to file Internal Revenue Service Form 5500, and neither the Company nor any Subsidiary presently contributes to or ever has contributed to any "multiemployer plan," as such term is defined in Section 3 of ERISA.

          5.18 COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary is in violation of any domestic or foreign law or any regulation or requirement, including without limitation, the Foreign Corrupt Practices Act, which violation might reasonably be expected to have a material adverse effect upon the business, assets, financial condition, result of operations or prospects of the Company and its Subsidiaries, and neither the Company nor any Subsidiary has received notice of any such violation.

          5.19 DISCLOSURE. Neither this Agreement nor any of the schedules, attachments, written statements, documents, certificates or other items prepared or supplied to the Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchaser in writing and of which any of its officers, directors or executive employees is aware and which could reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer relations, employee relations or business prospects of the Company and its Subsidiaries.

          5.20 POSSESSION OF FRANCHISES, LICENSES, ETC. The Company and its Subsidiaries possess all franchises, certificates, licenses, permits and other authorizations from governmental or political subdivisions or regulatory authorities that are necessary in any material respect to the Company or any of its Subsidiaries for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any of its Subsidiaries is in violation of any thereof in any material respect.

          5.21 HOLDING COMPANY ACT AND INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility," as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

          5.22 ENVIRONMENTAL AND OTHER REGULATIONS. The Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment and human health, and are in compliance in all material respects with all other applicable federal, state, local and foreign laws and regulations, including, without limitation, those relating to equal employment opportunity and employment safety. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, inquiries or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary that are based on or related to any environmental matters, including any disposal of hazardous substances at any place, or the failure to have any required environmental permits, and there are no past or present conditions that are likely to give rise to any liability or other obligations of the Company or any Subsidiary under any environmental laws.

          5.23 YEAR 2000. The representations and warranties set forth in
     Section 6.24 of the April Stock Purchase Agreement remain true complete and correct in all material respects.


     6. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

          "AFFILIATE" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          "COMMON STOCK" means the Company's common stock, $.01 par value per share, having the rights set forth in Article 4 of the Certificate of Incorporation.

          "CONSOLIDATED NET WORTH" means the consolidated stockholders' equity of the Company determined in accordance with generally accepted accounting principles consistently applied.

          "CONVERTIBLE SECURITIES" means evidences of indebtedness, capital shares or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

          "EVENT OF NONCOMPLIANCE" means any instance of the Company's failure, under the provisions of the Certificate of Incorporation, to perform its obligations to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred.

          "FACILITIES" means any facilities or equipment used by the Company or its Subsidiaries in any location, including HVAC systems, mechanical systems, elevators, security systems, fire suppression systems, telecommunications systems, fax machines, copy machines, and equipment, whether or not owned by the Company or its Subsidiaries.

          "FULLY DILUTED BASIS" means the number of shares of Common Stock outstanding, plus (x) the number of shares of Common Stock into which all outstanding Convertible Securities of the Company would be convertible and (y) the number of shares of Common Stock which would be issuable upon the exercise of all warrants, rights or options to purchase shares of Common Stock then outstanding.

          "GAAP" means the generally accepted accounting principles in the United States.

          "INTERNAL MIS SYSTEMS" means any computer software and systems (including hardware, firmware, operating system software, utilities, and applications software) used in the ordinary course of business by or on behalf of the Company or its Subsidiaries, including the Company's and its Subsidiaries' payroll, accounting, billing/receivables, inventory, asset tracking, customer service, human resources, and e-mail systems.

          "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any note, stock, securities or other ownership interest in any other Person and (ii) any capital contribution by such Person to any other Person.

          "OFFERING PRICE" means the price at which a share of the Company's Common Stock will be offered at the Public Offering.

          "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

          "PERSON" means an individual, a partnership, a corporation, limited liability company, limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PRODUCTS" means any products offered or furnished by the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, currently or at any time in the past, including without limitation each item of hardware, software, or firmware; any system, equipment, or products consisting of or containing one or more thereof; and any and all enhancements, upgrades, customizations, modifications, and maintenance thereto.

          "PROPRIETARY RIGHTS" means any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

          "PUBLIC OFFERING" means a firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission in which the Company's common stock is issued at a price that implies a Company post-closing equity value of at least $150,000,000.

          "RELATED PARTY" means any officer, director or beneficial holder of 5% or more of the outstanding shares of capital stock of the Company, any spouse, former spouse, child, parent, parent of a spouse, sibling or a grandchild of any such officer, director or beneficial holder of the Company, and any Affiliate of any of the foregoing persons.

          "RESTRICTED SECURITIES" means (i) the Warrant issued hereunder, (ii) the Common Stock issued upon exercise of the Warrant and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been transferred pursuant to Rule 144 or become eligible for sale pursuant to Rule 144(k) (or any similar rule then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 7.3 have been delivered by the Company in accordance with Section 5(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 7.3.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

          "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

          "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

          "SERVICES" means any services offered or furnished by the Company or any of its Subsidiaries, or any predecessor in interest of the Company or any of its Subsidiaries, currently or at any time in the past.

          "SUBSIDIARY" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries;

          "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon exercise of the Warrant and (ii) any Common Stock issued or issuable with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Any Person who holds the Warrant will be deemed to be the holder of the Underlying Common Stock obtainable upon exercise of the Warrant, regardless of any restriction on the exercise of the Warrant. As to any particular shares of Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (c) ceased to be Restricted Securities other than for the reasons set forth in clauses (a) and (b).

          "YEAR 2000 COMPLIANT" means that (1) the products, services, or other item(s) at issue accurately process, provide and/or receive all date/time data (including calculating, comparing, sequencing, processing and outputting) within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (2) neither the performance nor the functionality nor the Company's or any of its Subsidiaries' provision of the products, services, and other item(s) at issue will be affected by any dates/times prior to, on, after, or spanning January 1, 2000.

     7.   MISCELLANEOUS.

          7.1  EXPENSES; INDEMNIFICATION.

          (i) The Company agrees to pay the Purchaser $15,000 simultaneously with the execution and delivery of the Warrant in compensation for certain of the Purchaser's expenses incurred in connection herewith. In addition, the Company agrees to pay the Purchaser for all costs and expenses of the Purchaser relating to the enforcement of the rights granted under this Agreement and the agreements contemplated hereby, if the Company is found to have breached its obligations under any such agreement.

          (ii) The Company further agrees to indemnify and save harmless the Purchaser and its respective officers, directors, partners, employees, trustees and agents, each person who controls the Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any and all costs, expenses, damages or other liabilities resulting from any breach of any representation, warranty, covenant or agreement set forth in this Agreement, and the agreements contemplated hereby by the Company or any legal, administrative or other proceedings brought by any third party arising out of the transactions contemplated hereby and thereby; provided that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability which shall be permissible under applicable laws.

          (iii) The indemnified party under this Section 7.1 will, promptly after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from the Company on account of an indemnity agreement contained in this Section 7.1, notify the Company in writing of the commencement thereof. The omission of any indemnified party so to notify the Company of any such action shall not relieve the Company from any liability which it may have to such indemnified party except to the extent the Company shall have been prejudiced by the omission of such indemnified party so to notify the Company, pursuant to this Section 7.1. In case any such action shall be brought against any indemnified party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Company to such indemnified party of its election so to assume the defense thereof, the Company will not be liable to such indemnified party under this Section 7.1 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof nor for any settlement thereof entered into without the consent of the Company; provided that (i) if the Company shall elect not to assume the defense of such claim or action or (ii) if the indemnified party reasonably determines (x) that there may be a conflict between the positions of the Company and of the indemnified party in defending such claim or action or (y) that there may be legal defenses available to such indemnified party different from or in addition to those available to the Company, then separate counsel for the indemnified party shall be entitled to participate in and conduct the defense, in the case of (i) and (ii)(x), or such different defenses, in the case of (ii)(y), and the Company shall be liable for any reasonable legal or other expenses incurred by the indemnified party in connection with the defense.

          7.2 REMEDIES. The Purchaser will have all rights and remedies set forth in this Agreement, the Registration Agreement and the Stockholders Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          7.3 PURCHASER'S INVESTMENT & OTHER REPRESENTATIONS The Purchaser hereby represents and warrants as follows:

          (i) INVESTMENT. The Purchaser is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof, nor with any present intention of distributing or selling the same to the public; and the Purchaser is aware of the restrictions and limitations affecting its right and ability to sell or transfer such securities; provided that nothing contained herein will prevent the Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 4 hereof.

          (ii) AUTHORITY. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          (iii) ACCREDITED INVESTOR. The Purchaser is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

          (iv) RESTRICTIVE LEGEND. The Warrant Certificate will be imprinted with a legend in substantially the following form:

           "THE WARRANT EVIDENCED OR CONSTITUTED HEREBY, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (I) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (II) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144."

          (v) ORGANIZATION AND CORPORATE POWER. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Purchaser has all requisite corporate power and authority to carry out the transactions contemplated by this Agreement.

          (vi) AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement and all other agreements and the transactions contemplated hereby have been duly authorized by the Purchaser. This Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms; except as enforcement thereof may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting rights of creditors generally. The execution and delivery by the Purchaser of this Agreement and all other agreements contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not
     (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of the Purchaser, or any law, statute, rule or regulation to which the Purchaser is subject, or any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

          (vii) BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Purchaser or Company or any Subsidiary; provided, however, that this representation excludes any claim arising out of or due to any action of the Company. The Purchaser will pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

          (viii) GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or the other agreements contemplated hereby, or the consummation by the Purchaser of any other transactions contemplated hereby or thereby.


          7.4 RISK AND DUE DILIGENCE. Purchaser understands that the operation of the Company's business is subject to numerous risks and that the Warrant and Underlying Common Stock is a speculative investment that involves a high degree of risk of loss of the entire investment therein. Purchaser is cognizant of and understands such risks, including those set forth on Schedule 7.4 attached hereto. Purchaser has been allowed, upon request, to examine any document or agreement listed in the Schedules hereto, and has had the opportunity to obtain any information concerning the Company, including the opportunity to ask questions of and receive answers from authorized representatives of the Company concerning this investment.

          7.5 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Purchaser. No other course of dealing between the Company and the holder of the Warrant or Underlying Common Stock or any delay in exercising any rights hereunder or under the Certificate of Incorporation will operate as a waiver of any rights of any such holders.

          7.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the issuance and delivery of the Warrant, regardless of any investigation made by or on behalf of any party, but shall expire upon the earlier of (i) a fully completed Public Offering by the Company or (ii) two years after the date of Closing.

          7.7 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. This Agreement may be assigned by the Purchaser to any transferee of any portion of the Warrant or any Underlying Common Stock. This Agreement may not be assigned by the Company.

          7.8 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          7.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          7.10 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          7.11 GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK,

FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          7.12 PUBLICITY. Each of the parties hereto agrees that it will make no statement regarding the transactions contemplated hereby which is inconsistent with any press release agreed to by the parties hereto. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with any regulatory body, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel.

          7.13 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent

To the Company:

               HealthGate Data Corp.
               25 Corporate Drive, Suite 310
               Burlington, MA 01803
               Attention: William S. Reece, Chief Executive Officer Telephone (781) 685-4000
               Fax (781) 685-4040

With a copy to:

               Stephen M. Kane, Esq.
               Rich, May, Bilodeau & Flaherty, P.C.
               294 Washington Street
               Boston, MA 02108
               Telephone (617) 482-1360
               Fax (617) 556-3889

To Purchaser:

               GE Medical Systems
               3000 North Grandview Blvd.
               Waukesha, Wisconsin 53186
               Attention:  General Counsel

With a copy to:

               Steven Shoemate, Esq.
               Gibson Dunn & Crutcher LLP
               200 Park Avenue
               New York, NY  10166-0193

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


HEALTHGATE DATA CORP.                       GENERAL ELECTRIC COMPANY




By: /S/ WILLIAM S. REECE                    By: /S/ MICHAEL A. JONES
   --------------------------                   -------------------------------
   William S. Reece                             Michael A. Jones
   Chairman and President                       GM, Global Business Development

                                    Exhibit A

                                 Form of Warrant

        [Previously filed in Exhibit 10.30 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit B

                             Distribution Agreement

        [Previously filed in Exhibit 10.27 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit C

                             Registration Agreement

        [Previously filed in Exhibit 4.10 to Form S-1 of the Registrant,
                           Registration No. 333-76899]

                                    Exhibit D

                            Form of Lock-up Agreement

June ___, 1999


SG Cowen Securities Corporation
Financial Square, 27th Floor
New York, NY 10005
   As representative of the
   several Underwriters

Re: HealthGate Data Corp.

   o  Shares of Common Stock

Dear Sirs:

            In order to induce SG Cowen Securities Corporation ("SG Cowen"), Banc of America Securities LLC and Volpe Brown Whelan & Company, LLC (collectively, the "Underwriters") to enter into a certain underwriting agreement with HealthGate Data Corp., a Delaware corporation (the "Company") with respect to the public offering of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of SG Cowen, on behalf of the several Underwriters, (1) directly or indirectly, offer, sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, other than by operation of law, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned shall, however, be entitled to (i) transfer the Company's Common Stock or securities convertible into or exchangeable or exercisable for any Company's Common Stock to an affiliate of the undersigned, provided however, that any such transferee agrees to be bound by the terms of this letter and to enter into a similar agreement with SG Cowen on its own behalf, and (ii) sell any Company Common Stock purchased in the open market by the undersigned at or following consummation of the initial public offering.

            Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

            The undersigned is executing and delivering this letter on the express understanding that each director, each executive officer, each individual and entity listed in the "Principal Stockholders" table in the Company's Registration Statement on Form S-1 (Registration No. 333-76899) and certain other holders of the Company's Common Stock representing in the aggregate more than 93% of the Company's outstanding Common Stock (assuming conversion of all outstanding preferred stock to common stock and including the undersigned's stock) has executed and delivered to SG Cowen a letter substantially similar to this letter. If such understanding is incorrect, this letter shall immediately become null and void. If any holder of the Company's Common Stock who has executed such a lock-up letter is released with respect to some or all of such stockholder's shares of the Company's Common Stock to effect a transfer in which the transferee will not be bound to the lock-up arrangements of the transferor, SG Cowen, upon written request from the undersigned, will release in the aggregate the same number of the undersigned's and its affiliates' shares from such lock-up provisions.

            In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180 day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.

            In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

            Whether or not the public offering actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

            This agreement shall terminate and be of no further force and effect if the closing of the offering has not occurred by March 31, 2000.

            This letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.


                                          General Electric Company


                                          By: __________________________
                                          Name: ________________________
                                          Title: _______________________

____________________________

____________________________

____________________________

(Address)

June ___, 1999

SG Cowen Securities Corporation
Financial Square, 27th Floor
New York, NY 10005
   As representative of the
   several Underwriters

Re: HealthGate Data Corp.

   o  Shares of Common Stock

Dear Sirs:

      This is to confirm that prior to our execution and delivery of a lock-up agreement addressed to you dated June __, 1999, HealthGate Data Corp., a Delaware corporation (the "Company"), has informed us that in connection with a lock-up agreement between Barry M. Manuel and SG Cowen Securities Corporation, as a representative of the several underwriters ("SG Cowen"), Dr. Manuel will be permitted to transfer up to 20,000 shares of the Company's Common Stock as bona fide gifts to individuals or entities, and, such transferee(s) shall not be bound by the terms of this letter, without violating the term of his lock-up agreement with SG Cowen.

      This letter is to confirm that the exemption of Dr. Manuel's 20,000 shares of Company Common Stock as described above shall be deemed not to constitute a release of Dr. Manuel's shares as described in the final sentence of the third paragraph of our lock-up agreement with you. Accordingly, Dr. Manuel's transfer of up to 20,000 shares of Company Common Stock, as described above, will not require the release of an equal number of shares from the lock-up provision in our lock-up agreement with you.


                                          General Electric Company


                                          By: __________________________
                                          Name: ________________________
                                          Title: _______________________

                                    Exhibit E

                                          June 17, 1999

General Electric Company
3000 North Grandview Blvd.
Waukesha, Wisconsin 53186

GE Medical Systems
3000 North Grandview Blvd.
Waukesha, Wisconsin 53186

                   Re:   HealthGate Data Corp.

Ladies and Gentlemen:

      We have acted as counsel to HealthGate Data Corp., a Delaware corporation (the "Company"), in connection with (i) the Development and Distribution Agreement, dated as of June 11, 1999 (the "Distribution Agreement"), by and between the Company and GE Medical Systems ("GEMS"), a division of General Electric Company, a New York corporation ("GE"), and (ii) a Warrant Purchase Agreement, dated as of June 11, 1999 (the "Warrant Purchase Agreement"), by and between the Company and GE providing for, inter alia, the issuance of a Warrant (the "Warrant") to GE for up to 300,000 shares of the Company's common stock (the "Warrant Shares"). This opinion is being furnished to you pursuant to
Section 2.2(i) of the Warrant Purchase Agreement. Terms used herein without definition shall have the meanings ascribed to them in the Warrant Purchase Agreement.

      We have examined the originals or certified, conformed or reproduction copies of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

General Electric Company
GE Medical Systems
June 17, 1999
Page 2

Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted, to enter into and perform the Distribution Agreement, the Warrant Purchase Agreement, the Warrant and the Registration Agreement, and to carry out the transactions contemplated thereby. The Company is duly qualified to do business and is in good standing in the Commonwealth of Massachusetts, the only United States jurisdiction in which, to our knowledge, the Company currently owns property or conducts its business.

      2. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.01 (the "Common Stock"), of which 1,151,895 shares are issued and outstanding, and 834,629 shares of Preferred Stock, par value $.01 (the "Preferred Stock"), 1,000 shares of which are designated "Series A Convertible Preferred Stock," all of which are issued and outstanding, 1,000 shares of which are designated "Series B Convertible Stock," all of which are issued and outstanding, 1,000 shares of which are designated "Series C Convertible Preferred Stock," all of which are issued and outstanding, 1,667 of which are designated "Series D Convertible Preferred Stock," all of which are issued and outstanding, and 829,962 of which are designated "Series E Redeemable Convertible Preferred Stock," 720,757 of which are issued and outstanding. There are no authorized classes of capital stock of the Company other than those set forth in this paragraph. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as contemplated by the Warrant Purchase Agreement or the Company's Amended and Restated Certificate of Incorporation, as amended, and except as set forth on Schedule 5.2 to the Warrant Purchase Agreement, to our knowledge, (i) no ------------ subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of the Company's capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

General Electric Company
GE Medical Systems
June 17, 1999
Page 3

      3. The issuance and delivery of the Warrant by the Company in accordance with the Warrant Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, and the Warrant Shares of common stock issuable thereunder when so issued, sold and delivered against payment therefor in accordance with the provisions of the Warrant will be duly and validly issued, fully paid and non-assessable.

      4. The execution, delivery and performance by the Company of the Distribution Agreement, the Warrant Purchase Agreement, the Registration Agreement, the Agreement Concerning Stockholders Agreement have been duly authorized by all necessary corporate action, and each such agreement has been duly executed and delivered by the Company. Each such agreement constitutes the valid and binding obligation of the Company, and is enforceable against the Company.

      5. The execution, delivery and performance of the Distribution Agreement, the Warrant Purchase Agreement and the Registration Agreement, and the offer, issuance and sale of the common stock under the Warrant, will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Amended and Restated Certificate of Incorporation or Bylaws of the Company, each as amended to date, or any material indenture, lease, agreement or other instrument known to us to which the Company is a party or by which it or any of its properties are bound or any decree, judgment or order specifically naming the Company and known to us.

      6. Except as obtained and in effect at the Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority is required on the part of the Company in connection with the execution and delivery of the Distribution Agreement, the Warrant Purchase Agreement, the Warrant or the offer, issuance, sale and delivery of the Warrant Shares, or the other transactions to be consummated at the Closing pursuant to the Warrant Purchase Agreement.

      7. The offer and issuance of the Warrant and the Warrant Shares pursuant to the Warrant Purchase Agreement are exempt, and the issuance of Common Stock upon exercise of the Warrant will be exempt, from registration under the Securities Act of 1933, as amended.

General Electric Company
GE Medical Systems
June 17, 1999
Page 4

      We express no opinion as to compliance with applicable anti-fraud provisions of federal securities laws. We express no opinion as to compliance with applicable state securities laws.

      The opinions expressed herein are subject to the effect of generally applicable rules of law that: (a) limit or affect the enforcement of provisions of any contract that purport to require a waiver of the obligations of good faith and fair dealing; (b) provide that forum selection clauses are not necessarily binding on the courts in the forum selected; (c) limit the enforceability of waivers of the right to trial by jury or rights to notice or other rights or benefits conferred by operation of law; (d) limit the availability of a remedy where another remedy has been elected or limit waivers of remedies or defenses; (e) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction or on public policy grounds; (f) where less than all of a contract may be unenforceable, limit the enforceability of the balance of such contract to circumstances in which the unenforceable portion is not an essential part of the agreed upon exchange under such contract; and (g) govern and afford judicial discretion regarding the entitlement to attorneys' fees and other costs.

      The opinions on enforceability expressed herein are subject further to the effect of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the rights of creditors and secured parties generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), as well as possible limitations upon the exercise of remedial or procedural provisions contained in the Distribution Agreement, the Warrant Purchase Agreement, the Agreement Concerning Stockholders Agreement or the Registration Agreement, provided, that such limitations do not, in our opinion, subject to the other qualifications contained in this opinion letter, make the remedies and procedures that will be afforded to GEMS or GE inadequate for the practical realization of the principal benefits purported to be provided to GEMS or GE by the Distribution Agreement, the Warrant Purchase Agreement, the Agreement Concerning Stockholders Agreement and the Registration Agreement (subject to the effect of any judicial or other delays in the availability of such remedies). Notwithstanding the foregoing, however, we express no opinion as to the enforceability of Section 6 of the Registration Agreement.

      Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring to the actual knowledge or awareness of Rich, May, Bilodeau & Flaherty, P.C. attorneys who have given substantive attention to such matters during the course of such representation, which knowledge or awareness has been obtained by such attorneys in their capacity as such and is intended to signify that in the course of such representation, no information has come to their attention which has given them actual knowledge or awareness of the existence or absence of such facts, and that we have undertaken

General Electric Company
GE Medical Systems
June 17, 1999
Page 5

no independent investigation either within our firm, with our clients, or with any other person to determine the existence or absence of such facts.

      We are members of the bar of the Commonwealth of Massachusetts and do not hold ourselves out as competent to opine as to matters of law governed by other states. Accordingly, our opinions are limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware, and the laws of the federal government of the United States. To the extent that any of the laws of New York or other laws govern any of the matters as to which we express an opinion herein, we have assumed, with your permission, that the law of such jurisdiction is, in all material respects, the same as that of the law of the Commonwealth of Massachusetts.

      This opinion is rendered only to the addressees and is solely for their benefit in connection with the transactions contemplated by the Warrant Purchase Agreement, and may not be relied upon by any other person for any purpose without the prior written consent of the undersigned.

                                     Very truly yours,


                                     RICH, MAY, BILODEAU & FLAHERTY, P.C.

Exhibit F to Warrant Stock Purchase Agreement

                              HealthGate Data Corp.
                           GE Medical Systems Warrant
                      Calculations of Shares and Percentage


      Common Stock               1,151,895  (Includes 6,345 exercised options)
      Series A                     304,868
      Series B                     399,400
      Series C                     138,642
      Series D                     335,097
      Series E                     720,757

      Subtotal                   3,050,659


      Options                      519,868  (464,268-Plan; 55,600 Non Plan)
      Petra Warrant                114,950
      Dain Rauscher Warrant          5,460

      Option and Warrant
      Subtotal                     640,278

      Available Options            179,387     (650,000-464,268-6,345)

      Subtotal                   3,870,324

                                              Post-Closing
                                               Percentage
      GEMS Warrant                 300,000        7.19%

      Total Post-Closing
      Shares Fully Diluted       4,170,324

                                  Schedule 5.2
                                       to
                           Warrant Purchase Agreement

                          Capitalization of HealthGate

      Attached hereto is HealthGate Data Corp.'s 3-page Capitalization Table (as of May 14, 1999) which includes a listing of outstanding options, rights and warrants to purchase shares of capital stock of the Company.

                              HealthGate Data Corp.

                    Capitalization Table (as of May 14, 1999)

                                                                            SERIES A STOCK                    SERIES B STOCK
                                                         COMMON
                                                          STOCK
                                                                                          Series A                         Series B
                                                                                          Converted                        Converted
        Stockholder                                                Series A       As       shares    Series B      As       Shares
Number  Name                                                        Stock    Converted(1)  Rounded    Stock   Converted(2)  Rounded
====================================================================================================================================
  1     Abbe, Elisabeth                                                15      4,573.17     4,573
  2     Abdollahi, Farah                                                           0.00
        Account Management Corporation
  3     Profit Sharing Plan                                            50     15,243.90    15,243
  4     Badash, Michelle                                                           0.00
  5     Baranoski, Amy                                                             0.00
  6     Blackwell Science, Ltd.                                                    0.00
  7     Blackwell Wissenschafts-Verlag GmbH                                        0.00
  8     Blair, Tina M., M.D.                              2,550       250     76,219.51    76,219
  9     Blake, Gregory                                                             0.00
 10     Blazewicz, Robert J.                                 70                    0.00
 11     Boliver, Cynthia                                                           0.00
 12     Brassard, Kevin                                                            0.00
 13     Brown, Laurie                                                              0.00
 14     Brown, Stephen L. and Arlene C.                                            0.00
 15     Buradagunta, Syam                                                          0.00
 16     Cabanas, Lazare                                                            0.00
 17     Capotoste, Christopher                                                     0.00
 18     Carchidi, Joseph                                                           0.00
 19     Ciancarelli, John                                                          0.00
 20     Clark, Jeffrey S.                                 6,650                    0.00
 21     Cohen, Lori-Anne                                                           0.00
 22     Crane, Dwight B.                                                           0.00
 23     Cunningham, Lynne                                                          0.00
 24     Dain Rausher Wessels
 25     de Castro, Edson                                  8,550                    0.00
 26     Dearing, Jeff                                                              0.00
 27     deRoetth, Christopher                                          20      6,097.56     6,097
 28     deRoetth, Louise                                                5      1,524.39     1,524
 29     deRoetth, Peter                                                50     15,243.90    15,243
 30     DeVivo, Robert                                                             0.00
 31     DeWolf, Nicholas                                                           0.00
 32     Dias, John J.
 33     Egan, Christopher                                                          0.00
        Egan, Michael J., Trustee of the 1995
        Michael J. Egan Revocable Trust under
 34     Declaration of Trust dated March 29, 1995                                  0.00
        Egan, Richard E. and Maureen E., Trustees
        of the Richard E. & Maureen Egan
        Grandchildrens Trust under Declaration of
 35     Trust dated June 29, 1994                                                  0.00
        Egan, Richard, Trustee of the 1986
        Richard J. Egan Trust under Declaration
 36     of Trust dated May 27, 1986                                                0.00
 37     Evans, Steuart                                                             0.00
 38     Fambrough, Ray                                                             0.00
 39     Foss, Donald A.                                                            0.00
 40     Franceschetti, Denise                                                      0.00
 41     Friend, David                                    54,200       150     45,731.71    45,731
 42     G.E. Capital Equity Investments, Inc.
 43     Glenn, Robert                                                              0.00
 44     Harman, Paul                                                               0.00
 45     Henigan, Hardy                                                             0.00
 46     Hopp, Michael                                                              0.00
 47     Horgen, Chris H.                                                           0.00
 48     Israel, Mark                                      5,000                    0.00
 49     Jobes, Elizabeth                                                           0.00
 50     Kegels, Scott                                                              0.00
 51     Ketter, Brad                                                               0.00
 52     Koton, Phyllis                                   16,000                    0.00
 54     Kudsi, Bashar                                                              0.00
====================================================================================================================================

                                                               SERIES C STOCK                   SERIES D STOCK


                                                                             Series C                          Series D
                                                                             Converted                         Converted
        Stockholder                                   Series C      As        Shares    Series D     As         Shares
Number  Name                                            Stock   Converted(3)  Rounded    Stock   Converted(4)   Rounded
==========================================================================================================================
  1     Abbe, Elisabeth                                                 -
  2     Abdollahi, Farah                                                -
        Account Management Corporation
  3     Profit Sharing Plan                                             -
  4     Badash, Michelle                                                -
  5     Baranoski, Amy                                                  -
  6     Blackwell Science, Ltd.                                         -                 1,333  267,957.652    267,957
  7     Blackwell Wissenschafts-Verlag GmbH                             -                   334   67,140.177     67,140
  8     Blair, Tina M., M.D.                                            -
  9     Blake, Gregory                                                  -
 10     Blazewicz, Robert J.                                            -
 11     Boliver, Cynthia                                                -
 12     Brassard, Kevin                                                 -
 13     Brown, Laurie                                                   -
 14     Brown, Stephen L. and Arlene C.                   20     2,773.0021     2,773
 15     Buradagunta, Syam                                               -
 16     Cabanas, Lazare                                                 -
 17     Capotoste, Christopher                                          -
 18     Carchidi, Joseph                                                -
 19     Ciancarelli, John                                               -
 20     Clark, Jeffrey S.                                               -
 21     Cohen, Lori-Anne                                                -
 22     Crane, Dwight B.                                                -
 23     Cunningham, Lynne                                               -
 24     Dain Rausher Wessels                                            -
 25     de Castro, Edson                                                -
 26     Dearing, Jeff                                                   -
 27     deRoetth, Christopher                                           -
 28     deRoetth, Louise                                                -
 29     deRoetth, Peter                                   35     4,852.7536     4,852
 30     DeVivo, Robert                                                  -
 31     DeWolf, Nicholas                                  50     6,932.5051     6,932
 32     Dias, John J.
 33     Egan, Christopher                                 25     3,466.2526     3,466
        Egan, Michael J., Trustee of the 1995
        Michael J. Egan Revocable Trust under
 34     Declaration of Trust dated March 29, 1995         25     3,466.2526     3,466
        Egan, Richard E. and Maureen E., Trustees
        of the Richard E. & Maureen Egan
        Grandchildrens Trust under Declaration of
 35     Trust dated June 29, 1994                         25     3,466.2526     3,466
        Egan, Richard, Trustee of the 1986
        Richard J. Egan Trust under Declaration
 36     of Trust dated May 27, 1986                       25     3,466.2526     3,466
 37     Evans, Steuart                                    20     2,773.0021     2,773
 38     Fambrough, Ray                                    20     2,773.0021     2,773
 39     Foss, Donald A.                                   50     6,932.5051     6,932
 40     Franceschetti, Denise                                           -
 41     Friend, David                                                   -
 42     G.E. Capital Equity Investments, Inc.
 43     Glenn, Robert                                     20     2,773.0021     2,773
 44     Harman, Paul                                                    -
 45     Henigan, Hardy                                                  -
 46     Hopp, Michael                                                   -
 47     Horgen, Chris H.                                                -
 48     Israel, Mark                                                    -
 49     Jobes, Elizabeth                                                -
 50     Kegels, Scott                                                   -
 51     Ketter, Brad                                                    -
 52     Koton, Phyllis                                                  -
 54     Kudsi, Bashar                                                   -
==========================================================================================================================

                                                          SERIES E STOCK

                                                                                 Total
                                                                                Shares
                                                                              Outstanding   Percentage   Common    Common
        Stockholder                                   Series E       As           as         of Total     Stock     Stock
Number  Name                                            Stock    Converted(6)  Converted   Outstanding  Warrants   Options
==========================================================================================================================
  1     Abbe, Elisabeth                                                            4,573        0.15%
  2     Abdollahi, Farah                                                              -         0.00%               1,000
        Account Management Corporation
  3     Profit Sharing Plan                                                       15,243        0.50%
  4     Badash, Michelle                                                              -         0.00%               2,000
  5     Baranoski, Amy                                                                -         0.00%                 500
  6     Blackwell Science, Ltd.                       174,729       174,729      442,686       14.51%              10,000
  7     Blackwell Wissenschafts-Verlag GmbH                                       67,140        2.20%
  8     Blair, Tina M., M.D.                                                      78,769        2.58%              10,000
  9     Blake, Gregory                                                                -         0.00%               1,500
 10     Blazewicz, Robert J.                                                          70        0.00%               4,080
 11     Boliver, Cynthia                                                              -         0.00%                 500
 12     Brassard, Kevin                                                               -         0.00%               1,500
 13     Brown, Laurie                                                                 -         0.00%                 500
 14     Brown, Stephen L. and Arlene C.                                            2,773        0.09%
 15     Buradagunta, Syam                                                             -         0.00%               1,000
 16     Cabanas, Lazare                                                               -         0.00%               2,000
 17     Capotoste, Christopher                                                        -         0.00%               1,500
 18     Carchidi, Joseph                                                              -         0.00%               5,000
 19     Ciancarelli, John                                                             -         0.00%               2,500
 20     Clark, Jeffrey S.                                                          6,650        0.22%
 21     Cohen, Lori-Anne                                                              -         0.00%                 500
 22     Crane, Dwight B.                                                              -         0.00%               6,000
 23     Cunningham, Lynne                                                             -         0.00%               1,000
 24     Dain Rausher Wessels                                                          -         0.00%     5,460
 25     de Castro, Edson                                                           8,550        0.28%              26,000
 26     Dearing, Jeff                                                                 -         0.00%               1,000
 27     deRoetth, Christopher                                                      6,097        0.20%
 28     deRoetth, Louise                                                           1,524        0.05%
 29     deRoetth, Peter                                                           20,095        0.66%
 30     DeVivo, Robert                                                                -         0.00%               1,000
 31     DeWolf, Nicholas                                                           6,932        0.23%
 32     Dias, John J.                                                                 -         0.00%               5,000
 33     Egan, Christopher                                                          3,466        0.11%
        Egan, Michael J., Trustee of the 1995
        Michael J. Egan Revocable Trust under
 34     Declaration of Trust dated March 29, 1995                                  3,466        0.11%
        Egan, Richard E. and Maureen E., Trustees
        of the Richard E. & Maureen Egan
        Grandchildrens Trust under Declaration of
 35     Trust dated June 29, 1994                                                  3,466        0.11%
        Egan, Richard, Trustee of the 1986
        Richard J. Egan Trust under Declaration
 36     of Trust dated May 27, 1986                                                3,466        0.11%
 37     Evans, Steuart                                                             2,773        0.09%
 38     Fambrough, Ray                                                             2,773        0.09%
 39     Foss, Donald A.                                                            6,932        0.23%
 40     Franceschetti, Denise                                                         -         0.00%               2,500
 41     Friend, David                                                             99,931        3.28%              10,000
 42     G.E. Capital Equity Investments, Inc.         546,028       546,028      546,028       17.90%
 43     Glenn, Robert                                                              2,773        0.09%
 44     Harman, Paul                                                                  -         0.00%              20,000
 45     Henigan, Hardy                                                                -         0.00%               2,000
 46     Hopp, Michael                                                                 -         0.00%               2,500
 47     Horgen, Chris H.                                                              -         0.00%              10,000
 48     Israel, Mark                                                               5,000        0.16%              56,250
 49     Jobes, Elizabeth                                                              -         0.00%                 500
 50     Kegels, Scott                                                                 -         0.00%                 500
 51     Ketter, Brad                                                                  -         0.00%               2,500
 52     Koton, Phyllis                                                            16,000        0.52%
 54     Kudsi, Bashar                                                                 -         0.00%               1,000
==========================================================================================================================



                                                         Stock       Stock
                                                        Options     Options
                                                      Outstanding  Exercised
        Stockholder                                    under the   under the      F/D
Number  Name                                           1994 Plan   1994 Plan    Total(7)   F/D %(7)
==================================================================================================
  1     Abbe, Elisabeth                                                            4,573     0.12%
  2     Abdollahi, Farah                                  1,000                    1,000     0.03%
        Account Management Corporation
  3     Profit Sharing Plan                                                       15,243     0.41%
  4     Badash, Michelle                                  2,000                    2,000     0.05%
  5     Baranoski, Amy                                      500                      500     0.01%
  6     Blackwell Science, Ltd.                          10,000                  452,686    12.26%
  7     Blackwell Wissenschafts-Verlag GmbH                                       67,140     1.82%
  8     Blair, Tina M., M.D.                             10,000                   88,769     2.41%
  9     Blake, Gregory                                    1,500                    1,500     0.04%
 10     Blazewicz, Robert J.                              4,080         70         4,150     0.11%
 11     Boliver, Cynthia                                    500                      500     0.01%
 12     Brassard, Kevin                                   1,500                    1,500     0.04%
 13     Brown, Laurie                                       500                      500     0.01%
 14     Brown, Stephen L. and Arlene C.                                            2,773     0.08%
 15     Buradagunta, Syam                                 1,000                    1,000     0.03%
 16     Cabanas, Lazare                                   2,000                    2,000     0.05%
 17     Capotoste, Christopher                            1,500                    1,500     0.04%
 18     Carchidi, Joseph                                  5,000                    5,000     0.14%
 19     Ciancarelli, John                                 2,500                    2,500     0.07%
 20     Clark, Jeffrey S.                                                          6,650     0.18%
 21     Cohen, Lori-Anne                                    500                      500     0.01%
 22     Crane, Dwight B.                                                           6,000     0.16%
 23     Cunningham, Lynne                                 1,000                    1,000     0.03%
 24     Dain Rausher Wessels                                                       5,460     0.15%
 25     de Castro, Edson                                 20,000                   34,550     0.94%
 26     Dearing, Jeff                                     1,000                    1,000     0.03%
 27     deRoetth, Christopher                                                      6,097     0.17%
 28     deRoetth, Louise                                                           1,524     0.04%
 29     deRoetth, Peter                                                           20,095     0.54%
 30     DeVivo, Robert                                    1,000                    1,000     0.03%
 31     DeWolf, Nicholas                                                           6,932     0.19%
 32     Dias, John J.                                     5,000                    5,000     0.14%
 33     Egan, Christopher                                                          3,466     0.09%
        Egan, Michael J., Trustee of the 1995
        Michael J. Egan Revocable Trust under
 34     Declaration of Trust dated March 29, 1995                                  3,466     0.09%
        Egan, Richard E. and Maureen E., Trustees
        of the Richard E. & Maureen Egan
        Grandchildrens Trust under Declaration of
 35     Trust dated June 29, 1994                                                  3,466     0.09%
        Egan, Richard, Trustee of the 1986
        Richard J. Egan Trust under Declaration
 36     of Trust dated May 27, 1986                                                3,466     0.09%
 37     Evans, Steuart                                                             2,773     0.08%
 38     Fambrough, Ray                                                             2,773     0.08%
 39     Foss, Donald A.                                                            6,932     0.19%
 40     Franceschetti, Denise                             2,500                    2,500     0.07%
 41     Friend, David                                    10,000                  109,931     2.98%
 42     G.E. Capital Equity Investments, Inc.                                    546,028    14.79%
 43     Glenn, Robert                                                              2,773     0.08%
 44     Harman, Paul                                     20,000                   20,000     0.54%
 45     Henigan, Hardy                                    2,000                    2,000     0.05%
 46     Hopp, Michael                                     2,500                    2,500     0.07%
 47     Horgen, Chris H.                                 10,000                   10,000     0.27%
 48     Israel, Mark                                     56,250      5,000        61,250     1.66%
 49     Jobes, Elizabeth                                    500                      500     0.01%
 50     Kegels, Scott                                       500                      500     0.01%
 51     Ketter, Brad                                      2,500                    2,500     0.07%
 52     Koton, Phyllis                                                            16,000     0.43%
 54     Kudsi, Bashar                                     1,000                    1,000     0.03%
==================================================================================================

                              HealthGate Data Corp.

                    Capitalization Table (as of May 14, 1999)

                                                                            SERIES A STOCK                    SERIES B STOCK
                                                         COMMON
                                                          STOCK
                                                                                          Series A                         Series B
                                                                                          Converted                        Converted
        Stockholder                                                Series A       As       Shares    Series B      As       Shares
Number  Name                                                        Stock    Converted(1)  Rounded    Stock   Converted(2)  Rounded
====================================================================================================================================
 55     LaFond, John P.                                   1,275                    0.00
 56     Lawson, Ricky D.                                200,000                    0.00
 57     Madnik, Stuart E.                                                          0.00
 58     Maguire, Jean                                                              0.00
 59     Malone, Thomas W.                                                          0.00
 60     Manuel, Barry M.                                225,000                    0.00
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 61     Elizabeth A. Manuel and her children             25,000                    0.00
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 62     Jill E. Manuel and her children                  25,000                    0.00
        Manuel, Barry M., Trustee u/a 7/5/91 l/b/o
 63     William Manuel and his children                  25,000                    0.00
 64     Marino, Roger M.                                               60     18,292.68    18,292
 65     Martin, Ron                                                                0.00
 66     McCullough, Josephine                                                      0.00
 67     McMahon, Gail                                                              0.00
 68     Miller, Mary B.
 69     Miller, Ray W.                                                             0.00
 70     Miller, William                                                            0.00
 71     Morville, Victoria                                                         0.00
 72     Nelson, William G.                               54,200       150     45,731.71    45,731
 73     Nichols Research Corporation                      3,400                    0.00               1,000  399,400.8987    399,400
 74     Norris, Nathan                                                             0.00
 75     Oberoi, Rohan                                                              0.00
 76     Pace, Maria                                                                0.00
 77     Paller, Marsha                                                100     30,487.80    30,487
 78     Petra Capital LLC(5)                                                       0.00
 79     Pignature, Dean                                                            0.00
 80     Price, Duane                                                               0.00
 81     Reece, Plenny J.R. and Mary Joan                  5,000                    0.00
 82     Reece, William S.                               495,000                    0.00
 83     Reiman, Arnold S.                                                          0.00
 84     Ritter, Michael J.                                                         0.00
 85     Ritter, Shirley J.                                                         0.00
 86     Rosenfield, Donald                                                         0.00
 87     Rosenfield, Nancy                                                          0.00
 88     Rutstein, James                                                            0.00
 89     Sarsany, Kevin                                                             0.00
 90     Sartell, Sandra                                                            0.00
 91     Schuler, Christopher T.                                         5      1,524.39     1,524
 92     Schuler, James K.                                              35     10,670.73    10,670
 93     Schuler, Mark J.                                                5      1,524.39     1,524
 94     Schuler, Patricia                                               5      1,524.39     1,524
 95     Smith, Michael                                                             0.00
 96     Stinson, Robert                                                            0.00
 97     Tabatabaie, Hamid                                                          0.00
 98     Thurber, Robert                                                            0.00
 99     Turbow, Gerald D.                                                          0.00
 100    Vreeland, Amy                                                              0.00
 101    Westervelt, Jane                                                           0.00
 102    Wheeler, Langdon B.                                            50     15,243.90    15,243
 103    Williams, Robert and Linda                                     50     15,243.90    15,243
 104    Yamani, Fatameh                                                            0.00
====================================================================================================================================
        Totals                                        1,151,895     1,000    304,878.05   304,868     1,000  399,400.8987    399,400

                                                               SERIES C STOCK                   SERIES D STOCK


                                                                             Series C                          Series D
                                                                             Converted                         Converted
        Stockholder                                   Series C      As        Shares    Series D     As         Shares
Number  Name                                            Stock   Converted(3)  Rounded    Stock   Converted(4)   Rounded
==========================================================================================================================
 55     LaFond, John P.                                                 -
 56     Lawson, Ricky D.                                                -
 57     Madnik, Stuart E.                                               -
 58     Maguire, Jean                                                   -
 59     Malone, Thomas W.                                               -
 60     Manuel, Barry M.                                                -
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 61     Elizabeth A. Manuel and her children                            -
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 62     Jill E. Manuel and her children                                 -
        Manuel, Barry M., Trustee u/a 7/5/91 l/b/o
 63     William Manuel and his children                                 -
 64     Marino, Roger M.                                  50     6,932.5051     6,932
 65     Martin, Ron                                                     -
 66     McCullough, Josephine                                           -
 67     McMahon, Gail                                                   -
 68     Miller, Mary B.
 69     Miller, Ray W.                                    15     2,079.7515     2,079
 70     Miller, William                                   20     2,773.0021     2,773
 71     Morville, Victoria                                              -
 72     Nelson, William G.                                              -
 73     Nichols Research Corporation                     425    58,926.2936    58,926
 74     Norris, Nathan                                                  -
 75     Oberoi, Rohan                                                   -
 76     Pace, Maria                                                     -
 77     Paller, Marsha                                                  -
 78     Petra Capital LLC(5)                                            -
 79     Pignature, Dean                                                 -
 80     Price, Duane                                                    -
 81     Reece, Plenny J.R. and Mary Joan                                -
 82     Reece, William S.                                               -
 83     Reiman, Arnold S.                                               -
 84     Ritter, Michael J.                                10     1,386.5010     1,386
 85     Ritter, Shirley J.                                10     1,386.5010     1,386
 86     Rosenfield, Donald                                              -
 87     Rosenfield, Nancy                                               -
 88     Rutstein, James                                                 -
 89     Sarsany, Kevin                                                  -
 90     Sartell, Sandra                                                 -
 91     Schuler, Christopher T.                                         -
 92     Schuler, James K.                                 35     4,852.7536     4,852
 93     Schuler, Mark J.                                                -
 94     Schuler, Patricia                                               -
 95     Smith, Michael                                                  -
 96     Stinson, Robert                                                 -
 97     Tabatabaie, Hamid                                               -
 98     Thurber, Robert                                   20     2,773.0021     2,773
 99     Turbow, Gerald D.                                 15     2,079.7515     2,079
 100    Vreeland, Amy                                                   -
 101    Westervelt, Jane                                  50     6,932.5051     6,932
 102    Wheeler, Langdon B.                                             -
 103    Williams, Robert and Linda                        35     4,852.7536     4,852
 104    Yamani, Fatameh                                                 -
==========================================================================================================================
        Totals                                         1,000   138,650.1026   138,642     1,667 335,097.8290    335,097

                                                          SERIES E STOCK

                                                                                 Total
                                                                                Shares
                                                                              Outstanding   Percentage   Common
        Stockholder                                   Series E       As           as         of Total     Stock
Number  Name                                            Stock    Converted(6)  Converted   Outstanding  Warrants
==================================================================================================================
 55     LaFond, John P.                                                            1,275        0.04%
 56     Lawson, Ricky D.                                                         200,000        6.56%
 57     Madnik, Stuart E.                                                             -         0.00%
 58     Maguire, Jean                                                                 -         0.00%
 59     Malone, Thomas W.                                                             -         0.00%
 60     Manuel, Barry M.                                                         225,000        7.38%
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 61     Elizabeth A. Manuel and her children                                      25,000        0.82%
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 62     Jill E. Manuel and her children                                           25,000        0.82%
        Manuel, Barry M., Trustee u/a 7/5/91 l/b/o
 63     William Manuel and his children                                           25,000        0.82%
 64     Marino, Roger M.                                                          25,224        0.83%
 65     Martin, Ron                                                                   -         0.00%
 66     McCullough, Josephine                                                         -         0.00%
 67     McMahon, Gail                                                                 -         0.00%
 68     Miller, Mary B.                                                               -         0.00%
 69     Miller, Ray W.                                                             2,079        0.07%
 70     Miller, William                                                            2,773        0.09%
 71     Morville, Victoria                                                            -         0.00%
 72     Nelson, William G.                                                        99,931        3.28%
 73     Nichols Research Corporation                                             461,726       15.14%
 74     Norris, Nathan                                                                -         0.00%
 75     Oberoi, Rohan                                                                 -         0.00%
 76     Pace, Maria                                                                   -         0.00%
 77     Paller, Marsha                                                            30,487        1.00%
 78     Petra Capital LLC(5)                                                          -         0.00%   114,950
 79     Pignature, Dean                                                               -         0.00%
 80     Price, Duane                                                                  -         0.00%
 81     Reece, Plenny J.R. and Mary Joan                                           5,000        0.16%
 82     Reece, William S.                                                        495,000       16.23%
 83     Reiman, Arnold S.                                                             -         0.00%
 84     Ritter, Michael J.                                                         1,386        0.05%
 85     Ritter, Shirley J.                                                         1,386        0.05%
 86     Rosenfield, Donald                                                            -         0.00%
 87     Rosenfield, Nancy                                                             -         0.00%
 88     Rutstein, James                                                               -         0.00%
 89     Sarsany, Kevin                                                                -         0.00%
 90     Sartell, Sandra                                                               -         0.00%
 91     Schuler, Christopher T.                                                    1,524        0.05%
 92     Schuler, James K.                                                         15,522        0.51%
 93     Schuler, Mark J.                                                           1,524        0.05%
 94     Schuler, Patricia                                                          1,524        0.05%
 95     Smith, Michael                                                                -         0.00%
 96     Stinson, Robert                                                               -         0.00%
 97     Tabatabaie, Hamid                                                             -         0.00%
 98     Thurber, Robert                                                            2,773        0.09%
 99     Turbow, Gerald D.                                                          2,079        0.07%
 100    Vreeland, Amy                                                                 -         0.00%
 101    Westervelt, Jane                                                           6,932        0.23%
 102    Wheeler, Langdon B.                                                       15,243        0.50%
 103    Williams, Robert and Linda                                                20,095        0.66%
 104    Yamani, Fatameh                                                               -         0.00%
==================================================================================================================
        Totals                                        720,757       720,757    3,050,659      100.00%   120,410



                                                                  Stock       Stock
                                                                 Options     Options
                                                      Common   Outstanding  Exercised
        Stockholder                                    Stock    under the   under the      F/D
Number  Name                                          Options   1994 Plan   1994 Plan    Total(7)   F/D %(7)
===========================================================================================================
 55     LaFond, John P.                                                       1,275         1,275     0.03%
 56     Lawson, Ricky D.                              30,000      30,000                  230,000     6.23%
 57     Madnik, Stuart E.                              6,000                                6,000     0.16%
 58     Maguire, Jean                                  2,500       2,500                    2,500     0.07%
 59     Malone, Thomas W.                              6,000                                6,000     0.16%
 60     Manuel, Barry M.                               5,600                              230,600     6.25%
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 61     Elizabeth A. Manuel and her children                                               25,000     0.68%
        Manuel, Barry M., Trustee u/a 7/5/90 l/b/o
 62     Jill E. Manuel and her children                                                    25,000     0.68%
        Manuel, Barry M., Trustee u/a 7/5/91 l/b/o
 63     William Manuel and his children                                                    25,000     0.68%
 64     Marino, Roger M.                                                                   25,224     0.68%
 65     Martin, Ron                                    3,000       3,000                    3,000     0.08%
 66     McCullough, Josephine                          2,500       2,500                    2,500     0.07%
 67     McMahon, Gail                                    500         500                      500     0.01%
 68     Miller, Mary B.                               51,188      51,188                   51,188     1.39%
 69     Miller, Ray W.                                                                      2,079     0.06%
 70     Miller, William                                                                     2,773     0.08%
 71     Morville, Victoria                               500         500                      500     0.01%
 72     Nelson, William G.                                                                 99,931     2.71%
 73     Nichols Research Corporation                                                      461,726    12.51%
 74     Norris, Nathan                                 2,000       2,000                    2,000     0.05%
 75     Oberoi, Rohan                                  1,500       1,500                    1,500     0.04%
 76     Pace, Maria                                    2,500       2,500                    2,500     0.07%
 77     Paller, Marsha                                                                     30,487     0.83%
 78     Petra Capital LLC(5)                                                              114,950     3.11%
 79     Pignature, Dean                                2,500       2,500                    2,500     0.07%
 80     Price, Duane                                   1,000       1,000                    1,000     0.03%
 81     Reece, Plenny J.R. and Mary Joan                                                    5,000     0.14%
 82     Reece, William S.                             75,000      75,000                  570,000    15.44%
 83     Reiman, Arnold S.                             14,000                               14,000     0.38%
 84     Ritter, Michael J.                                                                  1,386     0.04%
 85     Ritter, Shirley J.                                                                  1,386     0.04%
 86     Rosenfield, Donald                             6,000                                6,000     0.16%
 87     Rosenfield, Nancy                              6,000                                6,000     0.16%
 88     Rutstein, James                                2,500       2,500                    2,500     0.07%
 89     Sarsany, Kevin                                55,000      55,000                   55,000     1.49%
 90     Sartell, Sandra                                3,750       3,750                    3,750     0.10%
 91     Schuler, Christopher T.                                                             1,524     0.04%
 92     Schuler, James K.                                                                  15,522     0.42%
 93     Schuler, Mark J.                                                                    1,524     0.04%
 94     Schuler, Patricia                                                                   1,524     0.04%
 95     Smith, Michael                                 2,500       2,500                    2,500     0.07%
 96     Stinson, Robert                                1,000       1,000                    1,000     0.03%
 97     Tabatabaie, Hamid                             41,000      41,000                   41,000     1.11%
 98     Thurber, Robert                                                                     2,773     0.08%
 99     Turbow, Gerald D.                                                                   2,079     0.06%
 100    Vreeland, Amy                                  2,500       2,500                    2,500     0.07%
 101    Westervelt, Jane                                                                    6,932     0.19%
 102    Wheeler, Langdon B.                                                                15,243     0.41%
 103    Williams, Robert and Linda                                                         20,095     0.54%
 104    Yamani, Fatameh                                1,500       1,500                    1,500     0.04%
===========================================================================================================
        Totals                                       519,868     464,268      6,345     3,690,937   100.00%

                                          =========================================
                                          7. Additional Shares Eligible
                                             for Issuance Under the 1994
                                             Stock Option Plan              179,387
                                          =========================================


(1) Converted based on result of multiplying number of shares of Series A Stock owned by $500 liquidation value per share, and dividing that result by $1.64 conversion price.
(2) Converted based on result of multiplying number of shares of Series B Stock owned by $1,600 liquidation value per share, and dividing that result by $4.006 conversion price.
(3) Converted based on result of multiplying number of shares of Series C Stock owned by $1,000 liquidation value per share, and dividing that result by $7.2124 conversion price.
(4) Converted based on result of multiplying number of shares of Series D Stock owned by $1,500 liquidation value per share, and dividing that result by $7.462 conversion price.
(5) Excluding additional 139,400 if debt outstanding on 3/2000, 3/2001, or 3/2002.
(6) Converted based on result of multiplying number of shares of Series E Stock owned by $11.4463 liquidation value per share (which increases as dividends accrue at 7% per annum, compounded annually) and dividing that result by $11.4463 conversion price.
(7) Fully Diluted Total does not include additional shares eligible for Issuance under the 1994 Stock Option Plan includes Israel option exercise for 5,000 shares and Abbe/Louisa deRoetth stock transfer.

                                  Schedule 5.3
                                       to
                           Warrant Purchase Agreement

                                  Subsidiaries

      The following corporations are wholly-owned subsidiaries of HealthGate Data Corp.:

      -     HealthGate Europe Ltd, a United Kingdom limited company; and

      - HealthGate Acquisition Corp. (formerly known as AHN.com, Inc.), a Delaware corporation (this is an inactive "shell" corporation).

                                  Schedule 5.8
                                       to
                           Warrant Purchase Agreement

                         Absence of Certain Developments

- The Company issued 720,757 shares of Series E Preferred Stock to GE Equity Capital and Blackwell Science, Ltd. pursuant to the April 1999 Stock Purchase Agreement. As consideration for its 174,729 shares, Blackwell Science, Ltd. cancelled the principal balance of its $2,000,000 Convertible Bridge Promissory Note referred to in item a.i of Schedule 6.8 to the April 1999 Stock Purchase Agreement.

- The Company issued to Dain Rauscher Wessels a Warrant for 5,460 shares of the Company's common stock in connection with the sale of Series E Preferred Stock .

- The Company issued 5,000 shares of common stock on May 14, 1999 to Mark Israel in connection with Mr. Israel's exercise of a previously granted stock option.

- In 1999, the Company has purchased from Dell Computer computer equipment with a cost in excess of $260,000. The Company anticipates making additional purchases of computer equipment from Dell Computer.

      See also Schedule 5.11 for significant agreements involving the Company.

                                  Schedule 5.11
                                       to
                           Warrant Purchase Agreement

                            Contracts and Commitments

- HealthGate has granted registration rights to the holders of Series E Preferred Stock pursuant to a Registration Agreement, dated as of April 7, 1999.

- In connection with the private placement of Series E Preferred Stock, the Company paid Dain Rauscher Wessels commissions and expenses of approximately $300,000.

- In connection with a proposed public offering, the Company is obtaining services from the following firms and entities and the costs of such services could exceed $100,000 from each service provider:
                  -     PricewaterhouseCoopers
                  -     Merrill Corporation
                  -     Rich, May, Bilodeau & Flaherty, P.C.
                  -     Underwriters.

- The Company is planning to obtain Directors and Officers liability insurance, the cost of which is expected to exceed $100,000.

- The Company is receiving consulting services from Viant which services are expected to cost more than $100,000.

      See also Schedule 5.8 for recent matters involving the Company.

                                  Schedule 5.13
                                       to
                           Warrant Purchase Agreement

                                   Litigation


NONE

                                  Schedule 7.4

                                       to

                              WARRANT PURCHASE AGREEMENT

                                  "Risk Factors"
                                   ------------




The Risk Factors are substantially similar to the Risk Factors contained in Amendment No. 2.